Stuart Tashlik                                                Embargo until
Senior Vice President                                         8:00 a.m. (E.D.T.)
602/ 207-5355


              THESE ARE THE EARNINGS FOR FINOVA CAPITAL CORPORATION
               THE PRINCIPAL SUBSIDIARY OF THE FINOVA GROUP INC.,
                   WHOSE EARNINGS WERE RELEASED JULY 15, 1999

                           FINOVA CAPITAL CORPORATION

            ANNOUNCES RECORD NET INCOME SECOND QUARTER OF 1999 UP 32%


PHOENIX, Ariz., July 16, 1999 -- FINOVA Capital Corporation today announced net income of $54.6 million for the quarter ended June 30, 1999, compared to a restated $41.5 million earned in the second quarter of 1998, a 32% increase in net income.

         Net income for the six months ended June 30, 1999 was $105.6 million compared to a restated $82.2 million of net income for the six months of 1998, an increase in net income of 29%.

         Sam Eichenfield, chairman and chief executive officer of FINOVA, said "The second quarter was a solid quarter, which produced a significant increase in earnings, a rebound in interest margins, the fourth consecutive quarter of $1 billion plus new lease and loan originations and the continued portfolio quality the company has been accustomed to."

         New lease and loan business for the second quarter of 1999 was $1.1 billion compared to $754 million for the second quarter of 1998 with the backlog of new business at June 30, 1999 increasing from $2.0 billion in the first quarter of 1999 to $2.2 billion. Fee based volume for the second quarter of 1999 declined to $1.5 billion from $2.0 billion in second quarter of 1998 due primarily to a reduction in volume originated by FINOVA Realty Capital.

         Portfolio growth year over year was 24% and an annualized 22% for the first six months of 1999. The growth rate of 3% during the second quarter of 1999 was lower and somewhat unusual in view of the significant new business generated due to an unusually high amount of prepayments and asset sales during the period ($600 million in the second quarter of 1999 vs $185 million in the first quarter of 1999 and $297 million in the second quarter of 1998).

         Portfolio quality, measured by nonaccruing assets as a percent of managed assets, remained consistent at 2.1% at June 30, 1999 and 1998. Net write-offs were $16.2 million in the second quarter of 1999 compared to $13.9 million for the second quarter of 1998, but at 0.56% of managed assets, remained within the company's targeted range of 0.50% to 0.60%.

         Interest margins earned increased by 26% and rose to $140.0 million in the second quarter of 1999 from $110.9 million in the second quarter of 1998. Interest margins earned as a percentage of average earning assets were 5.3% in the second quarter of 1999, slightly down from the 5.4% reported for the second quarter of 1998, but up from 5.1% in the first quarter of 1999. The rebound in interest margins earned from the first quarter of 1999 was due to a reduction in the company's leverage and lower cost of funds resulting from a contraction in interest rate spreads on short-term borrowings, which were abnormally high in the first quarter of 1999.

         Operating margin, which includes volume-based fees, grew 16% to $151.2 million in the second quarter of 1999 from $130.0 million in the comparable 1998 period, but as a percent of average earning assets, declined to 5.8% for the second quarter of 1999 from 6.3% in the second quarter of 1998. This decrease was due to the lower amount of fee-based volume ($1.5 billion vs $2.0 billion) and a reduced average rate earned on that volume (0.73% vs 0.97%).

         Gains on disposal of assets were $18.8 million in the second quarter of 1999 compared to $7.4 million in the second quarter of 1998 and included $7.6 million from the sale of Commercial Mortgage Backed Securities ($6.6 million from the mini-CMBS transaction) and $11.2 million from the sale of assets coming off lease and other assets.

         Operating efficiency which is measured by comparing operating expenses to operating margins and gains was 37.3% in the second quarter of 1999, slightly better than 38.7% for the second quarter of 1998. Operating expenses were $63.3 million in the second quarter of 1999, up from $53.2 million in the second quarter of 1998. The $10.1 million increase in operating expenses was due to the growth of the company which included the addition of 173 employees (primarily through acquisitions) during the twelve months ended June 30, 1999.

         "I am pleased with the second quarter and six-month results of FINOVA which included solid contributions from FINOVA's recent acquisitions as well as its core businesses and we believe the company is well positioned to have a strong second half of 1999," Eichenfield concluded.

         FINOVA Capital Corporation is one of the nation's leading financial services companies focused on providing a broad range of capital solutions primarily to midsize business. FINOVA is headquartered in Phoenix with business development offices throughout the U.S. and in London, U.K., and Toronto, Canada. FINOVA was recently named one of FORTUNE'S "Best 100 Companies To Work
For In America." For more information, visit the company's website at www.finova.com.

                                       ###

                           FINOVA Capital Corporation
                          and Consolidated Subsidiaries
                         Summary of Consolidated Income
                                   (Unaudited)
                             (Dollars in Thousands)

                                                    Quarter Ended             Six Months Ended
                                                      June 30,                    June 30,
                                               ----------------------     ----------------------
                                                              1998                       1998
                                                 1999       Restated        1999       Restated
                                               ---------    ---------     ---------    ---------
Interest earned from financing transactions    $ 266,978    $ 214,643     $ 512,201    $ 414,813
Operating lease income                            28,868       31,425        56,721       64,088
Interest expense                                (139,153)    (114,696)     (270,336)    (224,975)
Operating lease depreciation                     (16,720)     (20,495)      (33,947)     (37,665)
                                               ---------    ---------     ---------    ---------
Interest margins earned                          139,973      110,877       264,639      216,261
Volume-based fees                                 11,264       19,104        23,999       41,259
                                               ---------    ---------     ---------    ---------
Operating margin                                 151,237      129,981       288,638      257,520
Provision for credit losses                      (17,000)     (16,000)      (26,500)     (25,500)
Gains on disposal of assets                       18,760        7,432        31,130        8,957
Operating expenses                               (63,339)     (53,207)     (120,839)    (106,085)
                                               ---------    ---------     ---------    ---------
Income before income taxes                        89,658       68,206       172,429      134,892
Income taxes                                     (35,050)     (26,729)      (66,819)     (52,729)
                                               ---------    ---------     ---------    ---------

Net Income                                     $  54,608    $  41,477     $ 105,610    $  82,163
                                               =========    =========     =========    =========

                           FINOVA Capital Corporation
         Selected Consolidated Financial Data and Ratios (Unaudited) (A)
                             (Dollars in Thousands)

                                            As of June 30            As of December 31
                                      ----------------------------   -----------------
FINANCIAL POSITION:                      1999        1998 Restated     1998 Restated
                                      -----------    -------------     -------------
Ending funds employed                 $11,195,666      $8,950,838       $10,020,221
Securitizations and participations
 sold (B)                                 512,382         502,032           537,596
                                      -----------      ----------       -----------
  Total managed assets                 11,708,048       9,452,870        10,557,817
Reserve for credit losses                 237,602         178,070           207,618
Nonaccruing assets                        249,607         196,824           205,233
Nonaccruing assets as % of managed
 assets (C)                                   2.1%            2.1%              2.0%
Reserve for credit losses as a % of:
  Ending managed assets (C) (D)               2.1%            2.0%              2.0%
  Nonaccruing assets                         95.2%           90.5%            101.2%
Total assets                          $11,842,522      $9,343,612       $10,494,503
Total debt                              9,523,630       7,345,194         8,394,578
Common shareowner's equity              1,658,786       1,328,561         1,331,642
Backlog                                 2,223,421       2,263,504         1,935,106
Total debt to equity                          5.7x            5.5x              6.3x

                                         For the Quarter Ended        For the Six Months Ended
                                               June 30,                       June 30,
                                      ----------------------------   ---------------------------
PERFORMANCE HIGHLIGHTS:                  1999        1998 Restated      1999       1998 Restated
                                      -----------    -------------   -----------   -------------
Average managed assets                $11,598,293      $9,214,128    $11,216,596     $9,056,164
Average earning assets (E)             10,497,813       8,277,580     10,135,121      8,138,041
New business                            1,078,047         753,733      2,139,535      1,445,813
Fee-based volume                        1,544,062       1,960,182      3,016,759      3,764,614
Net write-offs                             16,249          13,881         24,652         26,987
Net write-offs (annualized) as a %
 of average managed assets (C)               0.56%           0.61%          0.44%          0.60%
Operating margin (annualized) as
 a % of average earning assets                5.8%            6.3%           5.7%           6.3%
Interest margins earned (annualized)
 as a % of average earning assets             5.3%            5.4%           5.2%           5.3%
Operating expenses as a % of
 operating margin                            41.9%           40.9%          41.9%          41.2%
Operating expenses as a % of
 operating margin plus gains                 37.3%           38.7%          37.8%          39.8%

----------
A) Averages for the periods presented are based on month-end balances except for the weighting of the Sirrom acquisition, which was added in as of the acquisition date.
B) Securitizations are assets sold under securitization agreements and managed by the Company.
C) Excludes participations sold in which the Company has transferred credit risk.
D)   Excludes financing contracts held for sale.
E) Average earning assets equal average funds employed less average deferred taxes on leveraged leases and average nonaccruing assets.